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Exhibit 10.2

[CITY NATIONAL BANK LOGO]

CHANGE IN TERMS AGREEMENT

Principal $20,000,000.00	Loan Date 07-01-2001	Maturity 07-31-2002	Loan No. 11552	Call/Coll	Account 209600	Officer FB	Initials

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing ***** has been omitted due to text length limitations.

Borrower:	ZENITH NATIONAL INSURANCE CORP., A DELAWARE CORPORATION 21255 CALIFA STREET WOODLAND HILLS, CA 91436	Lender:	City National Bank, NA Westside Commercial Banking Center #674000 400 North Roxbury Drive Beverly Hills, CA 90210

Principal Amount: $20,000,000.00	Initial Rate: 6.750%	Date of Agreement: July 1, 2001

DESCRIPTION OF EXISTING INDEBTNESS.  Promissory Note ("Note") dated July 5, 2000, in favor of City National Bank, NA ("Lender"), executed by Zenith National Insurance Corp., a Delaware corporation ("Borrower") in the original principal amount of $20,000,000.00, payable in full on July 1, 2001, subject to any installment maturities in the Note. The principal balance on the Note as of July 1, 2001 is $0.00.

DESCRIPTION OF CHANGE OF TERMS.  Interest on the unpaid principal shall be payable monthly commencing August 31, 2001, and continuing up to and including July 31, 2002, on which day the balance of principal and interest then unpaid shall become due and payable.

CONTINUING VALIDITY.  Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

BORROWER:

ZENITH NATIONAL INSURANCE CORP.,
A DELAWARE CORPORATION

By:	/s/ STANLEY R. ZAX STANLEY R. ZAX, Board Chairman/President of ZENITH NATIONAL INSURANCE CORP A DELAWARE CORPORATION

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CHANGE IN TERMS AGREEMENT